Financial Results and Supplemental Information SECOND QUARTER 2026 August 3, 2026 Exhibit 99.2

Q2 2026 2 Table of Contents Highlights and Guidance 4 Financial Statements, Debt and Leverage 9 Investments 15 Portfolio Information 20 Portfolio Information by Segment 24 Appendix 32 Warning Concerning Forward-Looking Statements 44 All amounts in this presentation are unaudited. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. Trading Symbols: Common Shares: DHC Senior Unsecured Notes due 2042: DHCNI Senior Unsecured Notes due 2046: DHCNL Issuer Credit Rating: Moody's: B3 Standard & Poor's: B- Investor Relations Contact: Bryan Maher, Senior Vice President (617) 796-8234 ir@dhcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634

RETURN TO TABLE OF CONTENTS Q2 2026 3 “DHC's strong second quarter results reflect the meaningful progress we have made across the portfolio as the SHOP operator transitions we implemented over the past year continue to drive improved performance. Within the SHOP segment, same property NOI margins increased to 17.3%, up 390 basis points year over year and 240 basis points sequentially, supported by growth in occupancy and average monthly rate as well as reduced ExPOR. These gains reflect the disciplined execution of our operators, which helped drive same property SHOP NOI growth of 37.2% year over year to $52.0 million. Additionally, our Medical Office and Life Science Portfolio continues to perform well with same property occupancy increasing to 95.8%. Leasing activity was robust with approximately 477,000 square feet of new and renewal leasing completed in the quarter at rents that were 6.7% higher than prior levels with a 7.1 year weighted average lease term. We further strengthened DHC’s balance sheet, with net debt to annualized Adjusted EBITDAre improving to 7.1x, down from 7.8x last quarter and 8.7x a year ago. As we look ahead, we remain focused on executing operational improvements across the SHOP segment, advancing portfolio optimization initiatives and prudently deploying capital to support long-term earnings growth. The momentum we are seeing across our portfolio reinforces the confidence we have in our business plan and we remain focused on maximizing value for our shareholders.” Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces Second Quarter 2026 Financial Results Newton, MA (August 3, 2026): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended June 30, 2026. Distribution On July 9, 2026, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on July 20, 2026. This distribution will be paid on or about August 13, 2026. Conference Call A conference call to discuss DHC's second quarter 2026 financial results will be held on Tuesday, August 4, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 4724843. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's second quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC’s portfolio is anchored by a strategically curated mix of senior housing, medical office and life science assets that combine high quality care, modern technology and amenity rich environments to meet rising demand across the healthcare continuum. As of June 30, 2026, DHC’s approximately $6.3 billion portfolio included 285 properties in 33 states and Washington, D.C., with 23,797 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 250 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of June 30, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

RETURN TO TABLE OF CONTENTS Q2 2026 4 Highlights and Guidance

RETURN TO TABLE OF CONTENTS Q2 2026 5 • Same property SHOP NOI margin increased to 17.3%, representing an improvement of 240 basis points sequentially and 390 basis points compared to the second quarter of 2025. • Leased approximately 477,000 square feet in the Medical Office and Life Science Portfolio at weighted average rents that were 6.7% higher than prior rents with a weighted average lease term (by annualized rental income) of 7.1 years. Second Quarter 2026 Highlights As of and For the Three Months Ended % / Basis Point % / Basis Point June 30, 2026 March 31, 2026 Change June 30, 2025 Change Same Property Cash Basis NOI SHOP $ 51,975 $ 44,321 17.3% $ 37,882 37.2% Medical Office and Life Science Portfolio 24,050 24,683 (2.6)% 24,358 (1.3)% All Other 6,933 6,892 0.6% 6,757 2.6% Consolidated $ 82,958 $ 75,896 9.3% $ 68,997 20.2% Same Property Occupancy SHOP 83.1% 82.4% 70 81.5% 160 Medical Office and Life Science Portfolio 95.8% 95.3% 50 94.7% 110 Portfolio Update (dollars in thousands) As of and For the Three Months Ended June 30, 2026, Unless Otherwise Noted • In April 2026, DHC acquired the land parcels at two SHOP communities previously subject to finance leases for an aggregate purchase price of $14,500, excluding closing costs. Investing Activities Update

RETURN TO TABLE OF CONTENTS Q2 2026 6 Second Quarter 2026 Highlights Financial Highlights $(37.4)M / $(0.16) Net Loss / Net Loss per Share $38.9M / $0.16 Normalized FFO / Normalized FFO per Share 109.4% YoY Growth $82.1M Adjusted EBITDAre 11.5% YoY Growth $84.4M Consolidated NOI 20.4% YoY Growth Same Property Operating Results 20.2% YoY Same Property Cash Basis NOI Growth 37.2% YoY Same Property SHOP NOI Growth 160 Basis Point YoY SHOP Same Property Occupancy Growth 6.2% YoY SHOP Same Property Average Monthly Rate Growth Liquidity and Leverage $266.8M Total Liquidity 7.1x Net Debt to Annualized Adjusted EBITDAre 1.6x YoY Reduction 2.2x Adjusted EBITDAre to Interest Expense 0.8x YoY Improvement $4.0B Gross Book Value of Unencumbered Properties Representing 64.6% of Portfolio • $150.0M Available on Undrawn Secured Revolving Credit Facility • $116.8M of Total Cash and Cash Equivalents

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Selected Income Statement Data and Non-GAAP Financial Measures:					
Total revenues	$ 365,387	$ 366,471	$ 379,571	$ 388,706	$ 382,712
Net loss	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)
NOI	$ 84,443	$ 75,915	$ 72,524	$ 63,319	$ 70,132
Adjusted EBITDAre	$ 82,082	$ 74,004	$ 72,399	$ 62,866	$ 73,613
FFO	$ 25,817	$ 22,777	$ 4,912	$ (5,886)	$ 13,577
Normalized FFO	$ 38,896	$ 33,098	$ 21,823	$ 9,721	$ 18,572
CAD	$ 18,516	$ 24,313	$ (3,170)	$ 17,218	$ 5,167
Rolling four quarter CAD	$ 56,877	$ 43,528	$ 45,200	$ 31,495	$ 1,470
Per Common Share Data (Basic and Diluted):					
Net loss	$ (0.16)	$ (0.18)	$ (0.09)	$ (0.68)	$ (0.38)
FFO	$ 0.11	$ 0.09	$ 0.02	$ (0.02)	$ 0.06
Normalized FFO	$ 0.16	$ 0.14	$ 0.09	$ 0.04	$ 0.08
CAD	$ 0.08	$ 0.10	$ (0.01)	$ 0.07	$ 0.02
Rolling four quarter CAD	$ 0.24	$ 0.18	$ 0.19	$ 0.13	$ 0.01
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	0.4%	0.6%	0.8%	0.9%	1.1%
Normalized FFO payout ratio	6.3%	7.1%	11.1%	25.0%	12.5%
CAD payout ratio	12.5%	10.0%	(100.0%)	14.3%	50.0%
Rolling four quarter CAD payout ratio	16.7%	22.2%	21.1%	30.8%	400.0%

	As of 6/30/2026
Capitalization:	
Total common shares	242,189,353
Closing price	$ 9.30
Equity market capitalization	$ 2,252,361
Debt	2,442,190
Total market capitalization	$ 4,694,551
Net Debt:	
Principal balance	$ 2,442,190
Cash and cash equivalents	(116,793)
Net debt	$ 2,325,397



Barrington Terrace at Boynton Beach
Boynton Beach, FL

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Q2 2026 7

Full Year 2026 Guidance [1]

(dollars in thousands, except per share data)

	Full Year 2026 Guidance	
	Low End	High End
Non-GAAP Financial Measures:		
SHOP NOI	$ 185,000	$ 195,000
Medical Office / Life Science NOI [2]	94,000	98,000
All Other NOI	28,000	30,000
Total NOI	**$ 307,000**	**$ 323,000**
Adjusted EBITDA*re*	**$ 300,000**	**$ 315,000**
Normalized FFO [3]	**$ 135,000**	**$ 150,000**
Normalized FFO Per Common Share [3]	**$ 0.56**	**$ 0.62**
Recurring Capital Expenditures:		
SHOP	$ 80,000	$ 90,000
Medical Office / Life Science	20,000	25,000
All Other	–	–
Total Recurring Capital Expenditures	**$ 100,000**	**$ 115,000**

(1) DHC does not provide a reconciliation of non-GAAP measures that it discloses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, impairment of assets, gain (loss) on sale of real estate, loss on modification or early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the comparable GAAP measures are not indicative of DHC's ongoing operations, are uncertain, depend on various factors and could have a material impact on DHC's GAAP results for the guidance period.

(2) NOI from Medical Office and Life Science properties is expected to decline from $108,130 in 2025 largely because DHC sold 31 Medical Office and Life Science properties during 2025 that contributed $12,331 of NOI during the year ended December 31, 2025.

(3) Normalized FFO is expected to increase from $64,421 in 2025 largely because DHC was impacted by discount accretion of $63,241 on DHC's then senior secured notes due 2026.

(4) Excludes the impact of incentive management fees, if any.

Reflects updated full year 2026 guidance announced in June 2026 inclusive of a $10,000 mid-point increase in each of SHOP NOI, Adjusted EBITDAre and Normalized FFO.

Full year 2026 guidance is based in part on the following assumptions:

- While SHOP NOI guidance is reaffirmed, mid-point Same Property SHOP NOI now reflects:
  - Year over year occupancy growth of approximately 200 bps, a reduction of 100 bps from prior.
  - Revenue growth of approximately 6.6%, a reduction of 140 bps from prior, and average monthly rate growth of approximately 5.5%, an increase of 20 bps from prior.
  - Operating expense growth of approximately 2.5%, a reduction of 200 bps from prior, with ExPOR growth of approximately 1.5%, a reduction of 70 bps from prior.
- Mid-point general and administrative expense of approximately $32,500. [4]
- Mid-point share of EBITDA*re* from unconsolidated joint ventures of approximately $18,300.
- Mid-point interest expense of approximately $149,000.
- Weighted average shares of approximately 242 million.
- No acquisitions other than two land parcels acquired in April 2026 for $14,500, excluding closing costs.
- No dispositions other than 13 communities sold in March 2026 for $23,000, excluding closing costs.

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Q2 2026 8

RETURN TO TABLE OF CONTENTS Q2 2026 9 Financial Statements, Debt and Leverage

RETURN TO TABLE OF CONTENTS Q2 2026 10 June 30, 2026 December 31, 2025 ASSETS Real estate properties $ 5,994,658 $ 5,948,806 Accumulated depreciation (2,198,094) (2,089,906) Total real estate properties, net 3,796,564 3,858,900 Investments in unconsolidated joint ventures 120,872 120,126 Assets of properties held for sale — 23,085 Cash and cash equivalents 116,793 105,407 Restricted cash 19,403 16,392 Equity method investment — 27,200 Acquired real estate leases and other intangible assets, net 18,462 20,663 Other assets, net 166,604 189,477 Total assets $ 4,238,698 $ 4,361,250 LIABILITIES AND SHAREHOLDERS' EQUITY Secured revolving credit facility $ — $ — Senior secured notes, net 366,019 365,005 Senior unsecured notes, net 1,582,127 1,580,726 Secured debt and finance leases, net 454,688 455,093 Liabilities of properties held for sale — 3,426 Accrued interest 29,195 30,683 Other liabilities 223,838 260,749 Total liabilities 2,655,867 2,695,682 Commitments and contingencies Total shareholders' equity 1,582,831 1,665,568 Total liabilities and shareholders' equity $ 4,238,698 $ 4,361,250 Condensed Consolidated Balance Sheets (dollars in thousands) Overture at Plano Plano, TX

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2026	2025	2026	2025
Revenues:				
Rental income	$ 47,466	$ 55,167	$ 96,712	$ 113,725
Residents fees and services	317,921	327,545	635,146	655,851
Total revenues	365,387	382,712	731,858	769,576
Expenses:				
Property operating expenses	280,944	312,580	571,500	626,906
Depreciation and amortization	62,542	66,266	125,456	134,591
General and administrative [(1)]	19,333	11,177	33,371	20,177
Acquisition and certain other transaction related costs	3,086	75	6,779	99
Impairment of assets	–	30,993	–	69,465
Total expenses	365,905	421,091	737,106	851,238
(Loss) gain on sale of real estate	(629)	(7,429)	(1,836)	102,711
Gain on insurance recoveries	–	–	–	7,522
Interest and other income	258	2,982	491	5,081
Interest expense	(37,083)	(50,926)	(74,128)	(108,757)
Loss on modification or early extinguishment of debt	–	(126)	–	(29,197)
Loss before income taxes and equity in net earnings of investees	(37,972)	(93,878)	(80,721)	(104,302)
Income tax expense	(1,297)	(843)	(1,919)	(892)
Equity in net earnings of investees	1,850	3,082	1,946	4,569
Net loss	$ (37,419)	$ (91,639)	$ (80,694)	$ (100,625)
Weighted average common shares outstanding (basic and diluted)	240,749	240,132	240,722	240,045
Net loss per common share (basic and diluted)	$ (0.16)	$ (0.38)	$ (0.34)	$ (0.42)



The Pointe at Deerfield
Deerfield Beach, FL

(1) DHC recognized incentive management fees of $9,993 and $4,148 during the three months ended June 30, 2026 and 2025, respectively, and $16,621 and $6,555 during the six months ended June 30, 2026 and 2025, respectively.

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Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2026
(dollars in thousands)

	Secured By	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$150,000 revolving credit facility [1]	14 properties	6.280%	$ –	6/11/2029	$ –	3.0
Mortgage [2]	14 properties	6.152%	140,000	3/31/2028	138,578	1.8
Weighted average / subtotal		**6.152%**	**140,000**		**138,578**	**1.8**
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2028	N/A	4.750%	500,000	2/15/2028	500,000	1.6
Senior unsecured notes due 2031	N/A	4.375%	500,000	3/1/2031	500,000	4.7
Senior unsecured notes due 2042	N/A	5.625%	350,000	8/1/2042	350,000	16.1
Senior unsecured notes due 2046	N/A	6.250%	250,000	2/1/2046	250,000	19.6
Weighted average / subtotal		**5.059%**	**1,600,000**		**1,600,000**	**8.6**
Secured Fixed Rate Debt:						
Senior secured notes due 2030 [3]	36 properties	7.250%	375,000	10/15/2030	375,000	4.3
Mortgage	Four properties	6.572%	62,969	6/7/2030	58,211	3.9
Mortgage	Eight properties	6.864%	120,000	6/11/2034	120,000	8.0
Mortgages [4]	Seven properties	6.220%	108,873	5/1/2035	101,724	8.8
Mortgages [5]	Two properties	6.360%	30,284	6/1/2035	27,361	8.9
Mortgage	One property	6.444%	5,064	7/6/2043	41	17.0
Weighted average / subtotal		**6.962%**	**702,190**		**682,337**	**5.9**
Weighted average / total		**5.673%**	**$ 2,442,190**		**$ 2,420,915**	**7.4**

(1) DHC is required to pay interest on borrowings under this facility at a rate of daily SOFR plus a premium, which was 2.50% per annum. DHC also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under this facility. DHC has two six-month extension options for the maturity date of this facility, subject to satisfaction of certain conditions and payment of an extension fee.

(2) This mortgage loan requires that interest be paid at an annual rate of Term SOFR plus a premium of 2.50%, with interest-only payments through April 2027, and DHC has two six-month extension options for the interest-only period, subject to satisfaction of certain conditions. In connection with this mortgage loan, DHC has purchased an interest rate cap for $147 through March 2027 with a Term SOFR strike rate equal to 4.50%. DHC has two one-year extension options for the maturity date of this mortgage, subject to satisfaction of certain conditions and payment of an extension fee.

(3) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 properties.

(4) These mortgage loans require interest-only payments through May 2030.

(5) These mortgage loans require interest-only payments through June 2028.

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Q2 2026 12

RETURN TO TABLE OF CONTENTS Q2 2026 13 Pr in ci p al $139,063 $500,000 $500,000 $600,000 $618 $2,249 $1,560 $1,857 $435,123 $1,962 $2,089 $2,223 $122,367 $133,079 Secured Floating Rate Debt Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Maturity Schedule (dollars in thousands) As of June 30, 2026 (1) Represents amount outstanding under DHC's $140,000 mortgage loan. DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee. (2) DHC had no outstanding borrowings under its $150,000 secured revolving credit facility. This facility matures in 2029, with two six-month extension options, subject to satisfaction of certain conditions and payment of an extension fee. (1) (2)

RETURN TO TABLE OF CONTENTS Q2 2026 14 Leverage Ratios, Coverage Ratios and Bond Covenants As of and For the Three Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Leverage Ratios: Net debt / total gross assets 36.1% 36.2% 36.3% 38.1% 37.3% Net debt / gross book value of real estate assets 37.1% 37.3% 37.3% 38.7% 37.9% Secured debt / total assets 19.9% 19.8% 19.4% 25.2% 23.4% Variable rate debt / net debt 6.0% 6.0% 6.0% 5.4% 5.4% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 7.1x 7.8x 8.1x 10.0x 8.7x Adjusted EBITDAre / interest expense 2.2x 2.0x 1.5x 1.3x 1.4x As of and For the Trailing Twelve Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Bond Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt - required minimum 150.0% 257.8% 254.2% 256.1% 212.5% 238.6% Incurrence Covenants Total debt / adjusted total assets - allowable maximum 60.0% 37.5% 37.7% 37.5% 40.7% 38.9% Secured debt / adjusted total assets - allowable maximum 40.0% 12.9% 13.0% 13.0% 17.3% 16.0% Consolidated income available for debt service / debt service - required minimum 1.50x 1.76x 1.76x 1.80x 1.78x 2.20x

RETURN TO TABLE OF CONTENTS Q2 2026 15 Investments

Summary of Capital Expenditures

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Recurring Capital Expenditures:							
SHOP fixed assets and capital improvements	$ 16,292	$ 14,193	$ 18,236	$ 33,306	$ 24,283	$ 30,485	$ 45,398
Medical Office and Life Science Portfolio lease related costs	5,293	3,532	14,370	4,961	3,528	8,825	7,375
Medical Office and Life Science Portfolio building improvements	1,343	1,003	2,465	2,295	1,518	2,346	3,042
Subtotal Medical Office and Life Science Portfolio	6,636	4,535	16,835	7,256	5,046	11,171	10,417
Total recurring capital expenditures	**$ 22,928**	**$ 18,728**	**$ 35,071**	**$ 40,562**	**$ 29,329**	**$ 41,656**	**$ 55,815**
SHOP avg. units managed during period	22,521	22,895	24,062	24,889	24,939	22,843	24,925
Medical Office and Life Science Portfolio avg. sq. ft. during period	5,558	5,558	6,245	7,166	7,510	5,558	7,677
SHOP fixed assets and capital improvements per avg. unit managed	$ 723	$ 620	$ 758	$ 1,338	$ 974	$ 1,335	$ 1,821
Medical Office and Life Science Portfolio building improvements per avg. sq. ft.	$ 0.24	$ 0.18	$ 0.39	$ 0.32	$ 0.20	$ 0.42	$ 0.40
Development, Redevelopment and Other Activities:							
SHOP	$ 2,812	$ 2,981	$ 2,101	$ 1,865	$ 4,660	$ 5,793	$ 10,228
Medical Office and Life Science Portfolio	63	121	133	175	–	184	–
Total development, redevelopment and other activities	**$ 2,875**	**$ 3,102**	**$ 2,234**	**$ 2,040**	**$ 4,660**	**$ 5,977**	**$ 10,228**
Capital Expenditures by Segment:							
SHOP	$ 19,104	$ 17,174	$ 20,337	$ 35,171	$ 28,943	$ 36,278	$ 55,626
Medical Office and Life Science Portfolio	6,699	4,656	16,968	7,431	5,046	11,355	10,417
Total capital expenditures	**$ 25,803**	**$ 21,830**	**$ 37,305**	**$ 42,602**	**$ 33,989**	**$ 47,633**	**$ 66,043**

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Q2 2026 16

RETURN TO TABLE OF CONTENTS Q2 2026 17 DHC does not have any significant ongoing redevelopments for this segment as of June 30, 2026. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in thousands) Medical Office and Life Science Portfolio As of June 30, 2026 Property Number of Estimated Total Costs Estimated Project Scope of Project Location Type Units (1) Project Costs Incurred Completion Date Pueblo Norte Senior Living SNF to Memory Care unit conversion and common area renovations Scottsdale, AZ IL/AL 205 $ 26,840 $ 24,232 Q1 2027 Residences of Chevy Chase Common area renovations and Independent Living to Assisted Living unit conversion Chevy Chase, MD IL/AL 310 9,600 6,762 Q4 2026 $ 36,440 $ 30,994 SHOP

RETURN TO TABLE OF CONTENTS Q2 2026 18 Property Acquisitions / Dispositions Information Since January 1, 2026 Date Acquired Location Segment Number of Properties Units Gross Purchase Price April 2026 (1) Lexington, KY SHOP — — $ 14,500 (dollars in thousands) Gross Sales Date Sold Location Segment Number of Properties Units Gross Sales Price Price Per Unit Occupancy (2) March 2026 (3) Various SHOP 13 669 $ 23,000 $ 34.4 79.6 % Acquisitions Dispositions (1) Reflects acquisition of two DHC land parcels previously subject to finance leases, pursuant to DHC's exercise of a purchase option. (2) Occupancy is presented for the one month ended prior to the date of sale. (3) NOI for these 13 communities was $(1,441) and $(3,006) for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

Investments in Unconsolidated Joint Ventures (1) (2)

As of and For the Three Months Ended June 30, 2026
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Property Type	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term (Years)	DHC Ownership	DHC Carrying Value of Investment	FFO	EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	99.9%	17.7	10%	$ 74,134	$ 11,795	$ 26,304
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98.6%	4.9	20%	46,738	3,673	9,135
Total / weighted average			11	2,203,242	99.2%	13.6		$ 120,872	$ 15,468	$ 35,439

Unconsolidated Debt

Joint Venture	Type	Secured by	Interest Rate	Maturity Date	Principal Balance (3)	DHC Ownership	DHC Share of Principal Balance
Seaport Innovation LLC	Fixed Rate - interest only	One property	5.596%	9/1/2030	$ 1,000,000	10%	$ 100,000
The LSMD Fund REIT LLC	Fixed Rate - interest only	Nine properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - interest only (4)	One property	5.525%	2/9/2027	266,825	20%	53,365
Total / weighted average			5.232%		$ 1,456,625		$ 191,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.

(2) Amounts shown on this page reflect 100% ownership interest of this joint venture, not DHC's proportionate share thereof unless otherwise stated.

(3) Reflects the entire balance of the debt secured by the properties. DHC provides certain limited recourse guarantees on the debt secured by the Seaport Innovation LLC property, with its liability limited to $100,000. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.

(4) This mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.90%. The joint venture purchased an interest rate cap effective through February 2027 with a SOFR strike rate of approximately 5.94%.

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Q2 2026 19

RETURN TO TABLE OF CONTENTS Q2 2026 20 Portfolio Information

Portfolio Summary

As of and For the Three Months Ended June 30, 2026
(dollars and sq. ft. in thousands)

	SHOP	Medical Office and Life Science Portfolio: Medical Office	Medical Office and Life Science Portfolio: Life Science	Medical Office and Life Science Portfolio: Total	All Other: Triple Net Leased Senior Living Communities	All Other: Wellness Centers	All Other: Total	DHC Consolidated
Number of properties	199	54	13	67	9	10	19	285
Square feet	N/A	4,371	1,187	5,558	N/A	812	812	6,370
Units	22,469	N/A	N/A	N/A	1,328	N/A	1,328	23,797
Occupancy	82.5%	90.1%	100.0%	92.2%	100.0%	100.0%		
Gross Book Value of Real Estate Assets:								
Encumbered	$ 1,593,354	$ 200,250	$ 130,742	$ 330,992	$ 82,829	$ 208,110	$ 290,939	$ 2,215,285
Unencumbered	2,816,047	865,879	292,686	1,158,565	72,333	–	72,333	4,046,945
Total	$ 4,409,401	$ 1,066,129	$ 423,428	$ 1,489,557	$ 155,162	$ 208,110	$ 363,272	$ 6,262,230
% of Total	70.4%	17.0%	6.8%	23.8%	2.5%	3.3%	5.8%	100.0%
Unencumbered % of Total	63.9 %	81.2 %	69.1 %	77.8 %	46.6 %	– %	19.9 %	64.6 %
Selected Income Statement and Non-GAAP Measures Data:								
Revenues	$ 317,921	$ 28,152	$ 11,964	$ 40,116	$ 3,447	$ 3,903	$ 7,350	$ 365,387
% of Total revenues	87.0%	7.7%	3.3%	11.0%	0.9%	1.1%	2.0%	100.0%
NOI	$ 53,495	$ 15,928	$ 7,781	$ 23,709	$ 3,446	$ 3,793	$ 7,239	$ 84,443
% of Total NOI	63.4%	18.9%	9.2%	28.1%	4.1%	4.4%	8.5%	100.0%
Cash Basis NOI	$ 53,495	$ 16,136	$ 7,529	$ 23,665	$ 3,517	$ 3,555	$ 7,072	$ 84,232
% of Total Cash Basis NOI	63.5%	19.2%	8.9%	28.1%	4.2%	4.2%	8.4%	100.0%

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Q2 2026 21

Consolidated Results by Segment

(dollars and sq. ft. in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
SHOP					
Properties	199	199	212	229	230
Units	22,469	22,573	23,217	24,906	24,872
Occupancy	82.5 %	81.7 %	81.6 %	81.5 %	80.6 %
Average monthly rate	$ 5,693	$ 5,613	$ 5,497	$ 5,472	$ 5,440
Average monthly rate % change to current period		1.4 %	3.6 %	4.0 %	4.7 %
Revenues	$ 317,921	$ 317,225	$ 323,414	$ 333,390	$ 327,545
NOI / Cash Basis NOI	$ 53,495	$ 43,626	$ 36,193	$ 29,620	$ 36,615
NOI / Cash Basis NOI Margin %	16.8 %	13.8 %	11.2 %	8.9 %	11.2 %
NOI / Cash Basis NOI % change to current period		22.6 %	47.8 %	80.6 %	46.1 %
Medical Office and Life Science Portfolio					
Properties	67	67	67	88	92
Square feet	5,558	5,558	5,558	6,931	7,400
Occupancy	92.2 %	91.8 %	91.2 %	86.6 %	82.9 %
Revenues	$ 40,116	$ 41,895	$ 47,789	$ 48,201	$ 48,056
NOI	$ 23,709	$ 25,064	$ 28,112	$ 26,675	$ 26,487
NOI Margin %	59.1 %	59.8 %	58.8 %	55.3 %	55.1 %
NOI % change to current period		(5.4)%	(15.7)%	(11.1)%	(10.5)%
Cash Basis NOI	$ 23,665	$ 24,353	$ 26,525	$ 26,251	$ 26,735
Cash Basis NOI Margin %	58.8 %	58.8 %	57.2 %	54.7 %	55.1 %
Cash Basis NOI % change to current period		(2.8)%	(10.8)%	(9.9)%	(11.5)%
All Other					
Properties	19	19	19	18	19
Square feet	812	812	812	812	812
Units	1,328	1,328	1,328	1,180	1,180
Revenues	$ 7,350	$ 7,351	$ 8,368	$ 7,115	$ 7,111
NOI	$ 7,239	$ 7,225	$ 8,219	$ 7,024	$ 7,030
NOI Margin %	98.5 %	98.3 %	98.2 %	98.7 %	98.9 %
NOI % change to current period		0.2 %	(11.9)%	3.1 %	3.0 %
Cash Basis NOI	$ 7,072	$ 7,031	$ 8,035	$ 6,828	$ 6,757
Cash Basis NOI Margin %	98.5 %	98.2 %	98.2 %	98.7 %	98.8 %
Cash Basis NOI % change to current period		0.6 %	(12.0)%	3.6 %	4.7 %

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Q2 2026 22

Same Property Results by Segment

(dollars and sq. ft. in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
SHOP					
Properties	184	184	184	184	184
Units	21,124	21,124	21,124	21,124	21,124
Occupancy	83.1 %	82.4 %	82.4 %	82.4 %	81.5 %
Average monthly rate	$ 5,715	$ 5,656	$ 5,480	$ 5,414	$ 5,380
Average monthly rate % change to current period		1.0 %	4.3 %	5.6 %	6.2 %
Revenues	$ 301,189	$ 296,504	$ 288,190	$ 287,516	$ 282,464
NOI / Cash Basis NOI	$ 51,975	$ 44,321	$ 38,291	$ 31,931	$ 37,882
NOI / Cash Basis NOI Margin %	17.3 %	14.9 %	13.3 %	11.1 %	13.4 %
NOI / Cash Basis NOI % change to current period		17.3 %	35.7 %	62.8 %	37.2 %
Medical Office and Life Science Portfolio					
Properties	65	65	65	65	65
Square feet	5,349	5,349	5,349	5,349	5,349
Occupancy	95.8 %	95.3 %	94.7 %	94.6 %	94.7 %
Revenues	$ 40,080	$ 41,849	$ 40,388	$ 40,761	$ 39,869
NOI	$ 24,068	$ 25,368	$ 24,203	$ 24,116	$ 24,100
NOI Margin %	60.0 %	60.6 %	59.9 %	59.2 %	60.4 %
NOI % change to current period		(5.1)%	(0.6)%	(0.2)%	(0.1)%
Cash Basis NOI	$ 24,050	$ 24,683	$ 24,134	$ 23,893	$ 24,358
Cash Basis NOI Margin %	59.8 %	59.7 %	59.6 %	58.7 %	60.5 %
Cash Basis NOI % change to current period		(2.6)%	(0.3)%	0.7 %	(1.3)%
All Other					
Properties	18	18	18	18	18
Square feet	812	812	812	812	812
Units	1,180	1,180	1,180	1,180	1,180
Revenues	$ 7,165	$ 7,165	$ 8,306	$ 7,115	$ 7,111
NOI	$ 7,054	$ 7,039	$ 8,157	$ 7,024	$ 7,030
NOI Margin %	98.5 %	98.2 %	98.2 %	98.7 %	98.9 %
NOI % change to current period		0.2 %	(13.5)%	0.4 %	0.3 %
Cash Basis NOI	$ 6,933	$ 6,892	$ 7,991	$ 6,828	$ 6,757
Cash Basis NOI Margin %	98.4 %	98.2 %	98.2 %	98.7 %	98.8 %
Cash Basis NOI % change to current period		0.6 %	(13.2)%	1.5 %	2.6 %

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Q2 2026 23

RETURN TO TABLE OF CONTENTS Q2 2026 24 Portfolio Information by Segment

RETURN TO TABLE OF CONTENTS Q2 2026 25 81.5% 82.4% 82.4% 82.4% 83.1% $5,380 $5,414 $5,480 $5,656 $5,715 Occupancy Average Monthly Rate Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $5,000 $5,250 $5,500 $5,750 $6,000 75.0% 77.5% 80.0% 82.5% 85.0% Occupancy and Average Monthly Rate Units by Geographic Concentration Same Property SHOP Summary (dollars in thousands, except average monthly rate) Discovery Senior Living: 32.4% Sinceri Senior Living: 18.7% Stellar Senior Living: 9.7% Tutera Senior Living: 7.6% WellQuest Living: 7.6% Phoenix Senior Living: 7.5% Charter Senior Living: 7.0% Remaining: 9.5% NOI by Manager NOI and NOI Margin $37,882 $31,931 $38,291 $44,321 $51,975 13.4% 11.1% 13.3% 14.9% 17.3% NOI NOI Margin Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $— $15,000 $30,000 $45,000 $60,000 10.0% 12.5% 15.0% 17.5% 20.0% FL: 18.4% TX: 8.5% NC: 6.0% MD: 5.6% GA: 5.1% CO: 4.9% VA: 4.8% Remaining: 46.7% As of and For the Three Months Ended June 30, 2026, Unless Otherwise Noted

RETURN TO TABLE OF CONTENTS Q2 2026 26 SHOP Summary by Manager Number of Units Independent Number of Living and % of Total Top 10 Managers Location Properties Active Adult Assisted Living Memory Care Skilled Nursing Total NOI NOI 1 Discovery Senior Living Various (7 States) 44 2,117 2,368 621 — 5,106 $ 16,855 31.5% 2 Sinceri Senior Living Various (11 States) 38 4,350 2,553 370 — 7,273 10,342 19.3% 3 Stellar Senior Living AZ/CO/NM/TX 14 731 381 131 744 1,987 5,480 10.2% 4 Tutera Senior Living IL/IN/KS/TN 18 1,526 285 129 — 1,940 5,211 9.7% 5 Charter Senior Living FL/IL/MD/TN/VA/WI 30 — 1,337 421 — 1,758 4,160 7.8% 6 WellQuest Living CA/NV 5 494 276 21 — 791 3,944 7.4% 7 Phoenix Senior Living AL/AR/KY/MO/NC/SC 26 339 1,045 252 164 1,800 3,874 7.2% 8 Northstar Senior Living AZ/CA 7 — 119 279 — 398 1,322 2.5% 9 Oaks Senior Living GA 3 — 159 105 — 264 1,246 2.3% 10 Ciel Senior Living NY 1 195 75 36 — 306 1,014 1.9% Remaining Various 13 209 541 96 — 846 47 0.2% Total 199 9,961 9,139 2,461 908 22,469 $ 53,495 100.0% % of Total 44.3% 40.7% 11.0% 4.0% 100.0% (dollars in thousands) As of and For the Three Months Ended June 30, 2026

RETURN TO TABLE OF CONTENTS Q2 2026 27 Same Property SHOP Results of Operations by Location As of and For the Three Months Ended June 30, 2026 Top 10 Core-Based Statistical Areas Number of Properties NOI % of Total 1 Washington, DC 6 $ 3,780 7.3% 2 Miami, FL 10 3,065 5.9% 3 Tampa, FL 2 2,621 5.0% 4 Raleigh, NC 5 2,411 4.6% 5 New York, NY 3 2,310 4.4% 6 Atlanta, GA 9 2,268 4.4% 7 Sacramento, CA 3 2,140 4.1% 8 Charlotte, NC 9 1,979 3.8% 9 Baltimore, MD 5 1,975 3.8% 10 San Diego, CA 3 1,789 3.4% Other markets 129 27,637 53.3% Total 184 $ 51,975 100.0% As of and For the Three Months Ended NOI Occupancy Average Monthly Rate Number of % Basis Point % Markets Properties 6/30/2026 6/30/2025 Change 6/30/2026 6/30/2025 Change 6/30/2026 6/30/2025 Change Primary 80 $ 30,985 $ 23,068 34.3% 82.4% 80.7% 170 $ 5,725 $ 5,417 5.7 % Secondary 82 17,902 12,877 39.0% 83.6% 82.2% 140 $ 5,467 $ 5,146 6.2 % Other 22 3,088 1,937 59.4% 85.8% 83.3% 250 $ 6,696 $ 6,150 8.9 % Total / Average 184 $ 51,975 $ 37,882 37.2% 83.1% 81.5% 160 $ 5,715 $ 5,380 6.2% (dollars in thousands, except average monthly rate) The Remington Club San Diego, CA

Medical Office and Life Science Portfolio - Leasing Summary (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended					As of and For the Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026
Properties	67	67	67	88	92	67
Total square feet	5,558	5,558	5,558	6,931	7,400	5,558
Occupancy	92.2 %	91.8 %	91.2 %	86.6 %	82.9 %	92.2 %
Leasing Activity (sq. ft.):						
New leases	33	113	24	10	4	146
Renewals	444	56	57	76	102	500
Total	477	169	81	86	106	646
% Change in GAAP Rent: (2)						
New leases	46.3 %	15.7 %	10.0 %	29.8 %	(1.9)%	21.3 %
Renewals	4.4 %	5.1 %	7.1 %	6.9 %	12.0 %	4.5 %
Total	6.7 %	12.0 %	7.9 %	9.1 %	11.5 %	8.1 %
Weighted Average Lease Term (years):						
New leases	9.6	10.1	7.4	7.5	6.2	10.0
Renewals	6.9	8.2	8.4	6.6	7.1	7.1
Total	7.1	9.5	8.2	6.7	7.0	7.8
Leasing Costs and Concession Commitments:						
New leases	$ 337	$ 3,815	$ 1,603	$ 601	$ 165	$ 4,152
Renewals	9,136	1,228	1,878	1,793	2,214	10,364
Total	$ 9,473	$ 5,043	$ 3,481	$ 2,394	$ 2,379	$ 14,516
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 10.35	$ 33.80	$ 64.67	$ 62.74	$ 36.62	$ 28.55
Renewals	$ 20.57	$ 21.78	$ 33.38	$ 23.46	$ 21.75	$ 20.71
Total	$ 19.87	$ 29.79	$ 42.95	$ 27.84	$ 22.38	$ 22.47
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 1.08	$ 3.35	$ 8.74	$ 8.42	$ 5.91	$ 2.86
Renewals	$ 2.98	$ 2.66	$ 3.96	$ 3.54	$ 3.08	$ 2.94
Total	$ 2.80	$ 3.14	$ 5.26	$ 4.14	$ 3.18	$ 2.90

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Represents percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q2 2026 28

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2026
(dollars in thousands)

	Tenant	Property Type		Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical Office	$	16,939	8.7%	2031
2	Life Time Athletic	Wellness Centers		12,285	6.3%	2040 - 2044
3	Alamar Biosciences, Inc.	Life Science		6,902	3.6%	2034
4	Sonova Holding AG	Life Science		5,626	2.9%	2036
5	KSQ Therapeutics, Inc.	Life Science		5,617	2.9%	2032
6	Stratford Retirement, LLC	Senior Living		5,232	2.7%	2033
7	Stellar Senior Living LLC (1)	Senior Living		4,841	2.5%	2037
8	Boston Children's Hospital	Medical Office		4,372	2.3%	2028
9	Tokio Marine Holdings Inc.	Medical Office		3,941	2.0%	2026 - 2033
10	McKesson Corporation	Medical Office		3,918	2.0%	2028 - 2030
11	United Healthcare Services, Inc. (2)	Medical Office		3,731	1.9%	2026
12	AbbVie Inc.	Life Science		3,713	1.9%	2030
13	Revvity, Inc.	Life Science		3,681	1.9%	2028
14	Hawaii Pacific Health	Medical Office		3,617	1.9%	2029 - 2036
15	HCA Holdings Inc.	Medical Office		3,438	1.8%	2027 - 2031
16	New York University	Medical Office		3,347	1.7%	2026 - 2031
17	Medtronic, Inc.	Medical Office		3,261	1.7%	2028
18	Ultragenyx Pharmaceutical Inc. (2)	Life Science		3,154	1.6%	2026
19	Raven Defense Corporation	Medical Office		3,103	1.6%	2036
20	Sentara Health	Medical Office		3,009	1.6%	2027 - 2032
21	Orthofix Medical Inc.	Life Science		2,817	1.5%	2037
22	The University of Kansas Health System	Medical Office		2,536	1.3%	2027 - 2028
23	Cytek BioSciences, Inc.	Life Science		2,339	1.2%	2029
24	Think Surgical, Inc. (2)	Life Science		2,193	1.1%	2026
25	Covenant Care California, LLC	Senior Living		2,082	1.1%	2030
26	Covenant Health System	Medical Office		1,978	1.0%	2034
	All Other Tenants			75,962	39.3%	
	Total Tenants		$	193,634	100.0%	





2904 Orchard Parkway
San Jose, CA

(1) In April 2026, Stellar Senior Living LLC exercised its renewal option to extend its lease through 2037. The tenant's annual rent will be adjusted to a fair market rate effective August 2027 pursuant to the terms of the lease. This rent amount has not yet been finalized and therefore the current annualized rental income is reflected.

(2) Tenant has vacated or is expected to vacate and DHC is currently evaluating strategic options for the property.

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Q2 2026 29

Medical Office and Life Science Portfolio - Lease Expiration Schedule

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2026
(dollars in thousands)

Annualized Rental Income Expiring

Year	Medical Office	Life Science	Total	% of Total	Cumulative % of Total
2026 [(1)]	$ 6,220	$ 5,346	$ 11,566	7.1%	7.1%
2027	9,466	–	9,466	5.8%	12.9%
2028	19,994	11,776	31,770	19.5%	32.4%
2029	11,831	4,183	16,014	9.8%	42.2%
2030	6,919	5,287	12,206	7.5%	49.7%
Thereafter	59,835	22,436	82,271	50.3%	100.0%
Total	$ 114,265	$ 49,028	$ 163,293	100.0%	
Weighted average remaining lease term	4.9 years	5.1 years	5.0 years		

Square Feet with Leases Expiring

Year	Medical Office	Life Science	Total	% of Total	Cumulative % of Total
2026 [(2)]	227,404	138,968	366,372	7.1%	7.1%
2027	308,571	–	308,571	6.0%	13.1%
2028	947,204	105,462	1,052,666	20.5%	33.6%
2029	312,582	182,232	494,814	9.7%	43.3%
2030	244,427	295,376	539,803	10.5%	53.8%
Thereafter	1,897,218	465,201	2,362,419	46.2%	100.0%
Total	3,937,406	1,187,239	5,124,645	100.0%	
Weighted average remaining lease term	4.6 years	5.2 years	4.7 years		

(1) Includes two tenants who vacated on June 30, 2026, with an aggregate annualized rental income of $6,885. Excluding these two tenants, the annualized rental income expiring in 2026 is $4,681.

(2) Includes two tenants who vacated on June 30, 2026, with an aggregate leased square feet of 212,767. Excluding these two tenants, the square footage with leases expiring in 2026 is 153,605.

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Q2 2026 30

RETURN TO TABLE OF CONTENTS Q2 2026 31 % of Total Cumulative % of Total Annualized Annualized Annualized Number of Number of Rental Income Rental Income Rental Income Year Properties Units or Square Feet Expiring Expiring Expiring 2026 — — $ — —% —% 2027 — — — —% —% 2028 — — — —% —% 2029 1 155 units 547 1.8% 1.8% 2030 5 277 units and 129,600 square feet 5,062 16.7% 18.5% Thereafter (1) 13 896 units and 682,646 square feet 24,732 81.5% 100.0% Total 19 $ 30,341 100.0% Weighted average remaining lease term 11.0 years All Other - Lease Expiration Schedule Life Time Fitness Tampa, FL (dollars in thousands) As of June 30, 2026 (1) In April 2026, Stellar Senior Living LLC exercised its renewal option to extend its lease through 2037. The tenant's annual rent will be adjusted to a fair market rate effective August 2027 pursuant to the terms of the lease. This rent amount has not yet been finalized and therefore the current annualized rental income is reflected.

RETURN TO TABLE OF CONTENTS Q2 2026 32 Appendix

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 47,466	$ 49,246	$ 56,157	$ 55,316	$ 55,167	$ 96,712	$ 113,725
Residents fees and services	317,921	317,225	323,414	333,390	327,545	635,146	655,851
Total revenues	365,387	366,471	379,571	388,706	382,712	731,858	769,576
Property operating expenses	(280,944)	(290,556)	(307,047)	(325,387)	(312,580)	(571,500)	(626,906)
NOI	**84,443**	**75,915**	**72,524**	**63,319**	**70,132**	**160,358**	**142,670**
Non-cash adjustments	(211)	(905)	(1,771)	(620)	(25)	(1,116)	(1,253)
Cash Basis NOI	**$ 84,232**	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 70,107**	**$ 159,242**	**$ 141,417**
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)	$ (80,694)	$ (100,625)
Equity in net earnings of investees	(1,850)	(96)	(27,108)	(5,083)	(3,082)	(1,946)	(4,569)
Income tax expense	1,297	622	514	337	843	1,919	892
Loss on modification or early extinguishment of debt	–	–	2,138	11,191	126	–	29,197
Interest expense	37,083	37,045	46,855	48,886	50,926	74,128	108,757
Interest and other income	(258)	(233)	(1,532)	774	(2,982)	(491)	(5,081)
Gain on insurance recoveries	–	–	–	–	–	–	(7,522)
Loss (gain) on sale of real estate	629	1,207	(13,759)	(1,260)	7,429	1,836	(102,711)
Impairment of assets	–	–	2,994	93,243	30,993	–	69,465
Acquisition and certain other transaction related costs	3,086	3,693	9,099	1,158	75	6,779	99
General and administrative	19,333	14,038	12,536	12,789	11,177	33,371	20,177
Depreciation and amortization	62,542	62,914	62,008	65,324	66,266	125,456	134,591
NOI	**84,443**	**75,915**	**72,524**	**63,319**	**70,132**	**160,358**	**142,670**
Non-cash adjustments	(211)	(905)	(1,771)	(620)	(25)	(1,116)	(1,253)
Cash Basis NOI	**$ 84,232**	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 70,107**	**$ 159,242**	**$ 141,417**

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Q2 2026 33

Calculation and Reconciliation of Non-GAAP Financial Measures - NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
SHOP					
Revenues	$ 317,921	$ 317,225	$ 323,414	$ 333,390	$ 327,545
Property operating expenses	(264,426)	(273,599)	(287,221)	(303,770)	(290,930)
NOI	**53,495**	**43,626**	**36,193**	**29,620**	**36,615**
NOI of properties not included in same property results	(1,520)	695	2,098	2,311	1,267
Same property NOI	**$ 51,975**	**$ 44,321**	**$ 38,291**	**$ 31,931**	**$ 37,882**
Medical Office and Life Science Portfolio					
Revenues	$ 40,116	$ 41,895	$ 47,789	$ 48,201	$ 48,056
Property operating expenses	(16,407)	(16,831)	(19,677)	(21,526)	(21,569)
NOI	**23,709**	**25,064**	**28,112**	**26,675**	**26,487**
NOI of properties not included in same property results	359	304	(3,909)	(2,559)	(2,387)
Same property NOI	**$ 24,068**	**$ 25,368**	**$ 24,203**	**$ 24,116**	**$ 24,100**
All Other					
Revenues	$ 7,350	$ 7,351	$ 8,368	$ 7,115	$ 7,111
Property operating expenses	(111)	(126)	(149)	(91)	(81)
NOI	**7,239**	**7,225**	**8,219**	**7,024**	**7,030**
NOI of properties not included in same property results	(185)	(186)	(62)	–	–
Same property NOI	**$ 7,054**	**$ 7,039**	**$ 8,157**	**$ 7,024**	**$ 7,030**
Total					
Revenues	$ 365,387	$ 366,471	$ 379,571	$ 388,706	$ 382,712
Property operating expenses	(280,944)	(290,556)	(307,047)	(325,387)	(312,580)
NOI	**84,443**	**75,915**	**72,524**	**63,319**	**70,132**
NOI of properties not included in same property results	(1,346)	813	(1,873)	(248)	(1,120)
Same property NOI	**$ 83,097**	**$ 76,728**	**$ 70,651**	**$ 63,071**	**$ 69,012**

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Q2 2026 34

Calculation and Reconciliation of Non-GAAP Financial Measures - Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
SHOP					
NOI	$ 53,495	$ 43,626	$ 36,193	$ 29,620	$ 36,615
Non-cash adjustments	–	–	–	–	–
Cash Basis NOI	**53,495**	**43,626**	**36,193**	**29,620**	**36,615**
Cash Basis NOI of properties not included in same property results	(1,520)	695	2,098	2,311	1,267
Same property Cash Basis NOI	**$ 51,975**	**$ 44,321**	**$ 38,291**	**$ 31,931**	**$ 37,882**
Medical Office and Life Science Portfolio					
NOI	$ 23,709	$ 25,064	$ 28,112	$ 26,675	$ 26,487
Non-cash adjustments	(44)	(711)	(1,587)	(424)	248
Cash Basis NOI	**23,665**	**24,353**	**26,525**	**26,251**	**26,735**
Cash Basis NOI of properties not included in same property results	385	330	(2,391)	(2,358)	(2,377)
Same property Cash Basis NOI	**$ 24,050**	**$ 24,683**	**$ 24,134**	**$ 23,893**	**$ 24,358**
All Other					
NOI	$ 7,239	$ 7,225	$ 8,219	$ 7,024	$ 7,030
Non-cash adjustments	(167)	(194)	(184)	(196)	(273)
Cash Basis NOI	**7,072**	**7,031**	**8,035**	**6,828**	**6,757**
Cash Basis NOI of properties not included in same property results	(139)	(139)	(44)	–	–
Same property Cash Basis NOI	**$ 6,933**	**$ 6,892**	**$ 7,991**	**$ 6,828**	**$ 6,757**
Total					
NOI	$ 84,443	$ 75,915	$ 72,524	$ 63,319	$ 70,132
Non-cash adjustments	(211)	(905)	(1,771)	(620)	(25)
Cash Basis NOI	**84,232**	**75,010**	**70,753**	**62,699**	**70,107**
Cash Basis NOI of properties not included in same property results	(1,274)	886	(337)	(47)	(1,110)
Same property Cash Basis NOI	**$ 82,958**	**$ 75,896**	**$ 70,416**	**$ 62,652**	**$ 68,997**

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Q2 2026 35

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net loss	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)	$ (80,694)	$ (100,625)
Interest expense	37,083	37,045	46,855	48,886	50,926	74,128	108,757
Income tax expense	1,297	622	514	337	843	1,919	892
Depreciation and amortization	62,542	62,914	62,008	65,324	66,266	125,456	134,591
EBITDA	**63,503**	**57,306**	**88,156**	**(49,493)**	**26,396**	**120,809**	**143,615**
Loss (gain) on sale of real estate	629	1,207	(13,759)	(1,260)	7,429	1,836	(102,711)
Impairment of assets	–	–	2,994	93,243	30,993	–	69,465
Equity in net earnings of investees	(1,850)	(96)	(27,108)	(5,083)	(3,082)	(1,946)	(4,569)
Share of EBITDAre from unconsolidated joint ventures	4,457	4,549	4,612	4,511	4,463	9,006	8,957
Adjustments to reflect DHC's share of EBITDAre attributable to a former equity method investment	–	–	–	4,831	1,502	–	3,091
EBITDAre	**66,739**	**62,966**	**54,895**	**46,749**	**67,701**	**129,705**	**117,848**
General and administrative expense paid in common shares	2,264	717	593	1,164	1,062	2,981	1,654
Incentive management fees	9,993	6,628	5,674	5,676	4,148	16,621	6,555
Acquisition and certain other transaction related costs	3,086	3,693	9,099	1,158	75	6,779	99
Gain on insurance recoveries	–	–	–	–	–	–	(7,522)
Loss on modification or early extinguishment of debt	–	–	2,138	11,191	126	–	29,197
Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to a former equity method investment	–	–	–	(3,072)	501	–	891
Adjusted EBITDAre	**$ 82,082**	**$ 74,004**	**$ 72,399**	**$ 62,866**	**$ 73,613**	**$ 156,086**	**$ 148,722**

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Q2 2026 36

Calculation and Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net loss	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)	$ (80,694)	$ (100,625)
Depreciation and amortization	62,542	62,914	62,008	65,324	66,266	125,456	134,591
Loss (gain) on sale of real estate	629	1,207	(13,759)	(1,260)	7,429	1,836	(102,711)
Impairment of assets	–	–	2,994	93,243	30,993	–	69,465
Equity in net earnings of investees	(1,850)	(96)	(27,108)	(5,083)	(3,082)	(1,946)	(4,569)
Share of FFO from unconsolidated joint ventures	1,915	2,027	1,998	2,199	2,715	3,942	5,452
Adjustments to reflect DHC's share of FFO attributable to a former equity method investment	–	–	–	3,731	895	–	1,968
FFO	**25,817**	**22,777**	**4,912**	**(5,886)**	**13,577**	**48,594**	**3,571**
Incentive management fees	9,993	6,628	5,674	5,676	4,148	16,621	6,555
Acquisition and certain other transaction related costs	3,086	3,693	9,099	1,158	75	6,779	99
Gain on insurance recoveries	–	–	–	–	–	–	(7,522)
Loss on modification or early extinguishment of debt	–	–	2,138	11,191	126	–	29,197
Adjustments to reflect DHC's share of Normalized FFO attributable to a former equity method investment	–	–	–	(2,418)	646	–	977
Normalized FFO	**$ 38,896**	**$ 33,098**	**$ 21,823**	**$ 9,721**	**$ 18,572**	**$ 71,994**	**$ 32,877**

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Q2 2026 37

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Normalized FFO	$ 38,896	$ 33,098	$ 21,823	$ 9,721	$ 18,572	$ 71,994	$ 32,877
General and administrative expense paid in common shares	2,264	717	593	1,164	1,062	2,981	1,654
Non-cash interest expense	2,309	2,329	11,848	20,121	19,886	4,638	45,973
Non-cash amortization included in expenses	(943)	(943)	(942)	(943)	(942)	(1,886)	(1,885)
Non-cash straight line rent adjustments included in rental income	204	(57)	(203)	(450)	146	147	(309)
Lease value amortization included in rental income	29	29	30	29	28	58	54
Recurring capital expenditures	(22,928)	(18,728)	(35,071)	(40,562)	(29,329)	(41,656)	(55,815)
Share of FFO from unconsolidated joint ventures	(1,915)	(2,027)	(1,998)	(2,199)	(2,715)	(3,942)	(5,452)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to a former equity method investment	–	–	–	(1,313)	(1,541)	–	(2,945)
Unconsolidated joint venture distributions [1]	600	600	750	28,250	–	1,200	–
Former equity method investment distribution	–	27,200	–	3,400	–	27,200	17,000
Incentive management fees [2]	–	(17,905)	–	–	–	(17,905)	–
CAD	**$ 18,516**	**$ 24,313**	**$ (3,170)**	**$ 17,218**	**$ 5,167**	**$ 42,829**	**$ 31,152**
Weighted average common shares outstanding (basic and diluted)	240,749	240,689	240,662	240,385	240,132	240,722	240,045
Per common share data (basic and diluted):							
Net loss	$ (0.16)	$ (0.18)	$ (0.09)	$ (0.68)	$ (0.38)	$ (0.34)	$ (0.42)
FFO	$ 0.11	$ 0.09	$ 0.02	$ (0.02)	$ 0.06	$ 0.20	$ 0.01
Normalized FFO	$ 0.16	$ 0.14	$ 0.09	$ 0.04	$ 0.08	$ 0.30	$ 0.14
CAD	$ 0.08	$ 0.10	$ (0.01)	$ 0.07	$ 0.02	$ 0.18	$ 0.13

(1) In August 2025, DHC received a cash distribution of $28,000 from the Seaport Innovation LLC joint venture in connection with the refinancing of such joint venture's prior mortgage loan.

(2) In January 2026, DHC paid RMR an incentive management fee of $17,905 incurred for the year ended December 31, 2025.

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Q2 2026 38

Company Profile, Research Coverage and Governance Information

DIVERSIFIED HEALTHCARE TRUST

Officers

Christopher J. Bilotto
President and Chief Executive Officer

Matthew C. Brown
Chief Financial Officer and Treasurer

Anthony Paula
Vice President

Management:

DHC is managed by The RMR Group (Nasdaq: RMR). The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of June 30, 2026, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Board of Trustees

Christopher J. Bilotto
Managing Trustee

Alan L. Felder
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Phyllis M. Hollis
Independent Trustee

Dawn K. Neher
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

Jeffrey P. Somers
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
jmassocca@brileysecurities.com
(646) 885-5424

Citizens
Aaron Hecht
aaron.hecht@citizensbank.com
(415) 835-3963

Freedom Finance Global PLC
Zhiger Kurmet
zhiger.kurmet@fbroker.kz
(708) 297-6150

Maxim Group
Michael Diana
mdiana@maximgrp.com
(212) 895-3641

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
christian.azzi@moodys.com
(212) 553-9342

S & P Global
Diandra Prutton
diandra.prutton@spglobal.com
(917) 231-4054

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Q2 2026 39

Non-GAAP Financial Measures and Certain Definitions

DIVERSIFIED HEALTHCARE TRUST

Non-GAAP Financial Measures:

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI, and same property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI, and Same Property Cash Basis NOI:

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 33 - 35. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 36. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding any gain or loss on sale of real estate, equity in net earnings or losses of investees, loss on impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of Adjusted EBITDA*re* from unconsolidated joint venture properties and prior to the wind-down of AlerisLife's business, DHC's proportionate share of EBITDA*re* of DHC's former equity method investment, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 36. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO:

DHC calculates FFO and Normalized FFO as shown on page 37. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO from DHC's unconsolidated joint venture properties and prior to the wind-down of AlerisLife's business, DHC's proportionate share of FFO of DHC's former equity method investment, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 37, including similar adjustments for DHC's unconsolidated joint ventures and incentive management fees, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution:

DHC calculates CAD as shown on page 38. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its former equity method investment, plus cash flow distributions received from DHC's unconsolidated joint ventures and former equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

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Q2 2026 40

RETURN TO TABLE OF CONTENTS Q2 2026 41 Adjusted total assets - Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife - AlerisLife means AlerisLife Inc. All Other - All Other operations consists of triple net leased wellness centers and senior living communities that are leased to third party operators from which DHC receives rents, and any other revenue or expenses that are not attributable to a specific reportable segment. Annualized dividend yield - Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares at the end of the relevant period. Annualized rental income - Annualized rental income is based on rents pursuant to existing leases as of June 30, 2026. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude leases that expired on June 30, 2026 and 100% of rents pursuant to existing leases as of June 30, 2026 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate - Average monthly rate reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements - Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % - Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service - Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas - Core-Based Statistical Areas, or CBSAs, are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in change of use or new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Estimated completion date - Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs - Estimated project costs include estimated construction costs and leasing capital up to stabilization. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q2 2026 42 ExPOR - ExPOR, or expenses per occupied room, is calculated by dividing total operating expenses by the number of occupied units for the period presented. GAAP - GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price - Gross sales price excludes closing costs. Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Incurrence covenants - Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its secured revolving credit facility and senior secured and unsecured notes indentures and their supplements. Interest rate - Interest rate is the rate stated in, or determined pursuant to, the contract terms and includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs and the unused fee on DHC's secured revolving credit facility. Interest rate reflects the impact of interest rate caps, as applicable. Lease related costs - Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant - DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt - Net debt is the total outstanding principal of DHC's debt less cash and cash equivalents. NOI margin % - NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-cash adjustments - Non-cash adjustments include straight line adjustments, lease value amortization, lease termination fees and other non-cash amortization included in property operating expenses, if any. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Occupancy - Occupancy for DHC's SHOP segment is presented for the duration of the period shown; occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q2 2026 43 Medical Office and Life Science Portfolio - Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Primary markets - Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance - Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. The principal balance of DHC's secured revolving credit facility includes amounts outstanding as of the date presented, if any. Rolling four quarter CAD - Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same Property - As of and for the three months ended June 30, 2026, same property consists of properties owned, in service and reported in the same segment since April 1, 2025; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. Secondary markets - Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP - SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF - SNF is a skilled nursing facility. SOFR - SOFR is secured overnight financing rate. Square feet - Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Term SOFR - Term SOFR is the one-month term secured overnight financing rate. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets - Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities - Triple net leased senior living communities include independent and assisted living communities and SNFs. Weighted average lease term - Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of June 30, 2026. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q2 2026 44 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC's executing on operational improvements in its SHOP portfolio, advancing portfolio optimization initiatives and prudently deploying capital to support long-term earnings growth; DHC's momentum and performance trends; DHC's focus on maximizing value for its shareholders; DHC's 2026 guidance and related assumptions, including with respect to SHOP NOI growth; DHC’s potential exercise of extension options for the maturity date of the applicable debt instruments; DHC's ability to continue to fund capital expenditures in accordance with its business plan; and DHC's redevelopment activities and plans. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity, including the availability of borrowings under its secured revolving credit facility, and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements